As filed with the Securities and Exchange Commission on August 12, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

ON Semiconductor Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	36-3840979
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

5005 E. McDowell Road

Phoenix, AZ 85008

(602) 244-6600

(Address of Registrant’s Principal Executive Offices)

ON Semiconductor Corporation

(fka SCG Holding Corporation) 2000 Stock Incentive Plan

(Full Title of the Plan)

George H. Cave, Esq.

ON Semiconductor Corporation

5005 E. McDowell Road

Phoenix, AZ 85008

(602) 244-5226

(Name, Address, and Telephone Number, Including Area Code, of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Name of Plan	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount of registration fee

Common Stock, par value $.01 per share	2000 Stock Incentive Plan	16,000,000 shares	$3.27	$52,320,000	$4,232.69

Total		16,000,000 shares	—	$52,320,000	$4,232.69

(1)	Together with an indeterminate number of shares that may be necessary to adjust the number of shares reserved for issuance pursuant to the ON Semiconductor Corporation (fka SCG Holding Corporation) 2000 Stock Incentive Plan (“Stock Incentive Plan”) as the result of a stock split, stock dividend or similar adjustment of the outstanding common stock of ON Semiconductor Corporation.

(2)	With respect to shares of common stock of ON Semiconductor Corporation (“Shares”) covered by options, estimated solely for the purposes of calculating the registration fee with respect to the 16,000,000 Shares being registered hereby pursuant to Rule 457 under the Securities Act and based upon the average of the high and low prices of the common shares of the Corporation as reported on the Nasdaq SmallCap Market on August 8, 2003.

REGISTRATION OF ADDITIONAL SECURITIES

The registrant is filing this registration statement for the purpose of registering, in accordance with Instruction E of Form S-8, an additional number of shares of its common stock equal to: (i) 2 % of the total number of outstanding shares of common stock effective as of January 1, 2004; (ii) plus an additional 1.8 % of the total number of outstanding shares of common stock effective as of January 1, 2005; and (iii) plus an additional 1.6 % of the total number of outstanding shares as of January 1, 2006. Pursuant to such Instruction E, the contents of the registration statements on Form S-8 (File Nos. 333-34130, 333-37638, and 333-71336) are hereby incorporated by reference into this registration statement.

Part II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The contents of the Corporation’s Registration Statements on Form S-8 filed with the Securities and Exchange Commission (“Commission”) on April 6, 2000 (Registration No. 333-34130), May 23, 2000 (Registration No. 333-37638) and October 10, 2001 (Registration No. 333-71336) are incorporated by reference in this Registration Statement.

The following documents, which previously have been filed by ON Semiconductor Corporation (“Corporation” or “Registrant”) with the Commission, are incorporated herein by reference and made a part hereof:

(i) The Corporation’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 filed with the Commission on March 25, 2003;

(ii) The Corporation’s Quarterly Reports on Form 10-Q for the quarterly period ended April 4, 2003, filed with the Commission on May 16, 2003;

(iii) The Corporation’s Current Reports on Form 8-K, filed with the Commission on January 29, 2003, February 7, 2003, February 18, 2003, March 4, 2003, March 18, 2003, May 1, 2003, June 20, 2003 and July 30, 2003;

(iv) The description of ON Semiconductor Corporation’s Common Stock contained in the Corporation’s registration statement on Form 8-A, filed with the Commission on April 21, 2000, including any amendment or report filed for the purpose of updating such description; and

(v) All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), since the end of the fiscal year covered by registration document referred to in (i) above.

All reports and other documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment hereto, which indicates that all securities offered hereunder have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated herein by reference modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 8.	Exhibits.

The following exhibits are filed with or incorporated by reference into this Registration Statement (numbering corresponds to Exhibit Table in Item 601 of Regulation S-K):

4.1	ON Semiconductor Corporation (fka SCG Holding Corporation) 2000 Stock Incentive Plan (as adopted by the Board of Directors on February 17, 2000, amended and restated April 21, 2000, amended and restated May 18, 2001, amended and restated May 23, 2001, and amended and restated May 21, 2003)*

4.2	Amended and Restated Certificate of Incorporation of SCG Holding Corporation (filed as Exhibit 3.1 to the Corporation’s Third Quarter 2000 Form 10-Q filed with the Commission on November 14, 2000 and incorporated herein by reference)

4.3	By-Laws of SCG Holding Corporation (filed as Exhibit 3.2 to the Corporation’s Amendment No. 1 to Form S-1 Registration Statement (No. 333-30670) filed with the Commission on April 7, 2000 and incorporated herein by reference)

4.4	Specimen of share of certificate of common stock, par value $.01, SCG Holding Corporation (filed as Exhibit 4.1 to Form S-1 Registration Statement (No. 333-30670) filed with the Commission on April 7, 2000 and incorporated herein by reference)

4.5	Stockholders’Agreement dated as of August 4, 1999 among SCG Holding Corporation, TPG Semiconductor Holdings, LLC and Motorola, Inc. (filed as Exhibit 99.5 to the Corporation’s Form S-4 Registration Statement (No. 333-90359) filed with the Commission on November 5, 1999 and incorporated herein by reference)

4.6	Certificate of Designations relating to the Series A Cumulative Convertible Preferred Stock (filed as Exhibit 3.1 to the Corporation’s Form 8-K Current Report filed with the Commission on September 7, 2001 and incorporated herein by reference)

4.7	Specimen of Share Certificate of Series A Cumulative Convertible Preferred Stock (filed as Exhibit 4.1 to the Corporation’s Form 8-K Current Report filed with the Commission on September 7, 2001 and incorporated herein by reference)

4.8	Investment Agreement, dated as of September 7, 2001, between TPG ON Holdings LLC and ON Semiconductor Corporation (filed as Exhibit 4.2 to the Corporation’s Form 8-K Current Report filed with the Commission on September 7, 2001 and incorporated herein by reference)

4.9	Registration Rights Agreement, dated as of September 7, 2001, between TPG ON Holdings LLC and ON Semiconductor Corporation (filed as Exhibit 4.3 to the Corporation’s Form 8-K Current Report filed with the Commission on September 7, 2001 and incorporated herein by reference)

4.10	Subordination Agreement, dated as of September 7, 2001, by and between TPG ON Holdings LLC and ON Semiconductor Corporation, for the benefit of Senior Creditors (filed as Exhibit 4.4 to the Corporation’s Form 8-K Current Report filed with the Commission on September 7, 2001 and incorporated herein by reference)

4.11	Warrant Agreement dated as of October 11, 2001, between ON Semiconductor Corporation and Bain & Company, Inc. (filed as Exhibit 4.7 to the Corporation’s Form 10-K filed with the Commission on March 29, 2002 and incorporated herein by reference)

5.1	Opinion of George H. Cave, Esq., regarding the validity of the securities being registered*

23.1	Consent of PricewaterhouseCoopers LLP, Independent Auditors*

23.2	Consent of George H. Cave, Esq. (included in Exhibit 5.1)*

24.1	Power of Attorney (included on signature page)*

*	Filed herewith.

Item 9.	Undertakings.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this day of August 12, 2003.

ON SEMICONDUCTOR CORPORATION (Registrant)

By:	/s/ DONALD COLVIN
Name:	Donald Colvin
Title:	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below on this Registration Statement hereby constitutes and appoints Donald Colvin and G. Sonny Cave, and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (unless revoked in writing) to sign any and all amendments (including post-effective amendments thereto) to this Registration Statement to which this power of attorney is attached, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as full to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated, on August 12, 2003.

Signature	Title

/s/ KEITH D. JACKSON Keith D. Jackson	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ DONALD COLVIN Donald Colvin	Senior Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ J. DANIEL MCCRANIE J. Daniel McCranie	Chairman of the Board of Directors

/s/ RICHARD W. BOYCE Richard W. Boyce	Director

/s/ JUSTIN T. CHANG Justin T. Chang	Director

/s/ CURTIS J. CRAWFORD Curtis J. Crawford	Director

/s/ WILLIAM A. FRANKE William A. Franke	Director

/S/ JEROME N. GREGOIRE Jerome N. Gregoire	Director

/S/ EMMANUEL T. HERNANDEZ Emmanuel T. Hernandez	Director

/S/ JOHN W. MARREN John W. Marren	Director

Pursuant to the requirements of the Securities Act of 1933, the trustee (or other persons who administer the employee benefit plan) has duly caused this Registration Statement to be signed on its behalf, thereunto duly authorized, in the City of Phoenix, State of Arizona, on this day of August 12, 2003.

ON SEMICONDUCTOR CORPORATION (fka SCG HOLDING CORPORATION) 2000 STOCK INCENTIVE PLAN (Plan)

By:	/s/ JENNIFER LACROIX
Name:	Jennifer LaCroix
Title:	Administrator

EXHIBIT INDEX

4.1	ON Semiconductor Corporation (fka SCG Holding Corporation) 2000 Stock Incentive Plan (as adopted by the Board of Directors on February 17, 2000, amended and restated April 21, 2000, amended and restated May 18, 2001, amended and restated May 23, 2001, and amended and restated May 21, 2003)*

4.2	Amended and Restated Certificate of Incorporation of SCG Holding Corporation (filed as Exhibit 3.1 to the Corporation’s Third Quarter 2000 Form 10-Q filed with the Commission on November 14, 2000 and incorporated herein by reference)

4.3	By-Laws of SCG Holding Corporation (filed as Exhibit 3.2 to the Corporation’s Amendment No. 1 to Form S-1 Registration Statement (No. 333-30670) filed with the Commission on April 7, 2000 and incorporated herein by reference)

4.4	Specimen of share of certificate of common stock, par value $.01, SCG Holding Corporation (filed as Exhibit 4.1 to Form S-1 Registration Statement (No. 333-30670) filed with the Commission on April 7, 2000 and incorporated herein by reference)

4.5	Stockholders’ Agreement dated as of August 4, 1999 among SCG Holding Corporation, TPG Semiconductor Holdings, LLC and Motorola, Inc. (filed as Exhibit 99.5 to the Corporation’s Form S-4 Registration Statement (No. 333-90359) filed with the Commission on November 5, 1999 and incorporated herein by reference)

4.6	Certificate of Designations relating to the Series A Cumulative Convertible Preferred Stock (filed as Exhibit 3.1 to the Corporation’s Form 8-K Current Report filed with the Commission on September 7, 2001 and incorporated herein by reference)

4.7	Specimen of Share Certificate of Series A Cumulative Convertible Preferred Stock (filed as Exhibit 4.1 to the Corporation’s Form 8-K Current Report filed with the Commission on September 7, 2001 and incorporated herein by reference)

4.8	Investment Agreement, dated as of September 7, 2001, between TPG ON Holdings LLC and ON Semiconductor Corporation (filed as Exhibit 4.2 to the Corporation’s Form 8-K Current Report filed with the Commission on September 7, 2001 and incorporated herein by reference)

4.9	Registration Rights Agreement, dated as of September 7, 2001, between TPG ON Holdings LLC and ON Semiconductor Corporation (filed as Exhibit 4.3 to the Corporation’s Form 8-K Current Report filed with the Commission on September 7, 2001 and incorporated herein by reference)

4.10	Subordination Agreement, dated as of September 7, 2001, by and between TPG ON Holdings LLC and ON Semiconductor Corporation, for the benefit of Senior Creditors (filed as Exhibit 4.4 to the Corporation’s Form 8-K Current Report filed with the Commission on September 7, 2001 and incorporated herein by reference)

4.11	Warrant Agreement dated as of October 11, 2001, between ON Semiconductor Corporation and Bain & Company, Inc. (filed as Exhibit 4.7 to the Corporation’s Form 10-K filed with the Commission on March 29, 2002 and incorporated herein by reference)

5.1	Opinion of George H. Cave, Esq., regarding the validity of the securities being registered*

23.1	Consent of PricewaterhouseCoopers LLP, Independent Auditors*

23.2	Consent of George H. Cave, Esq. (included in Exhibit 5.1)*

24.1	Power of Attorney (included on signature page)*

*	Filed herewith.